                                                                      EXHIBIT 99


                                                 CB Richard Ellis Services, Inc.
                                                          Corporate Headquarters
                                                        533 South Fremont Avenue
                                                      Los Angeles, CA 90071-1712
                                                                 T  213 613 3123
                                                                 F  213 613 3535
                                                          www.cbrichardellis.com

  PRESS RELEASE


FOR IMMEDIATE RELEASE ---- July 8, 1998


For further information:
Cary Brazeman                 Robert Farnes            Karen Taylor
CB Richard Ellis              Hillier Parker           Financial Relations Board
1-213-613-3227                44-171-629-7666          1-310-442-0599



CB RICHARD ELLIS ACQUIRES LONDON-BASED HILLIER PARKER,
CREATING GLOBAL SERVICES PLATFORM UNIQUE IN REAL ESTATE INDUSTRY

Los Angeles, CA (July 8, 1998)

CB Richard Ellis (NYSE:CBG), the world-market leader in real estate services, today announced the acquisition of London-based Hillier Parker May & Rowden, one of the preeminent commercial property services firms operating in the United Kingdom. With this expansion move, CB Richard Ellis becomes the first and only real estate services company with a platform to deliver integrated real estate services - through one commonly owned, commonly managed company - across the world's major business capitals.

"This acquisition marks the completion of a critical phase of our business and client service strategy," said Jim Didion, chairman and CEO of CB Richard Ellis. "Following our April merger with REI Limited to create CB Richard Ellis, London remained the only major business center where we didn't have a significant presence. Now we're there - and everywhere else our clients need us to be. We're now in a position to provide consistent service and a high degree of accountability to our corporate, institutional and individual clients through a single global platform."

Didion added, "Our expansion is a response to two major changes in the business environment. First, corporate America, corporate Europe and corporate Asia are increasingly seeking consistent cross-border service as they become more efficient and simultaneously more global in their activity. They also are outsourcing an ever-larger share of their non-core-business activities, including real estate operations and the strategic planning of transaction and facilities management. Second, the globalization of real estate capital markets portends growth for CB Richard Ellis as well, as investors - real estate investment trusts and Wall Street opportunity funds, among them - increasingly seek investment opportunities worldwide."

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CB Richard Ellis News Release
July 8, 1998
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"With Hillier Parker, our presence in London - one of the most important business centers in the world - is second to none, and our global service delivery web is complete."

CB Richard Ellis, now with over 9,000 employees, operates in 29 countries with over 200 principal offices in North America, Latin America, Europe, the Middle East, Africa, Asia and Australia. The company is engaged in all aspects of property sales and leasing, property management, corporate advisory services and facilities management, mortgage banking, investment management, capital markets, appraisal/valuation and market research.

Robert Farnes, senior partner of Hillier Parker, who will become chairman of CB Hillier Parker, as CB Richard Ellis will be known in the United Kingdom, said, "Being excellent in our own marketplace is no longer adequate, as a growing number of our clients demand a much more powerful international dimension. This is particularly the case in the areas of investment services, work for the international corporate sector and the whole area of shopping center development."

"With CB Richard Ellis being a commonly owned and managed organization, we are now able to deliver this capability at a consistently high quality with greater accountability internationally."

Rod Grant, managing partner of Hillier Parker, who will become managing director of CB Hillier Parker, said, "A service business is dependent on its people, and this move will enable us to continue to attract and retain the best professionals in the industry. We will also have the resources to make critical investments in systems, training and research."

Donald Newell, formerly senior partner of Hillier Parker, will serve on the CB Richard Ellis Executive Committee and will, with Barry White, the former chief executive of REI, become the co-chairman of the company's European Division.

The purchase price for Hillier Parker was $70.1 million, payable in a combination of cash and stock. CB Richard Ellis also has agreed to establish a special incentive compensation plan for senior Hillier Parker employees with a potential payout over three years of over $12 million, and to assume the responsibility for paying various annuities at a cost of approximately $15 million.

CB Richard Ellis expects the acquisition to be accretive to earnings per share on a full-year basis, based on Hillier Parker's performance for the fiscal year ended April 30, 1998. For the 12 months ending April 30, 1998, Hillier Parker reported EBITDA (earnings before interest, income taxes, depreciation and amortization) in excess of $13.2 million.

ABOUT HILLIER PARKER

Hillier Parker, with 500 employees in six offices (City of London, West End, Manchester, Birmingham, Edinburgh and Glasgow), was founded in London in 1896. The firm provides a full

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CB Richard Ellis News Release
July 8, 1998
Page 3

range of property services to institutional, corporate, retail and individual clients throughout the United Kingdom. In the financial year ended April 1998, Hillier Parker arranged investment transactions with an aggregate value of approximately $3.3 billion and fund manages for a number of institutional clients approximately $1.7 billion of property. The firm's property management portfolio has approximately 6,000 tenants and assets valued in the order of $9.9 billion. In addition to valuing approximately $45.4 billion of property assets last year, Hillier Parker is currently leasing 38 shopping centers in the UK and completed sales of sites and buildings and leases in the retail, office and industrial sectors in excess of 9.5 million square feet last year.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

CB Richard Ellis (NYSE:CBG) is the world's leading real estate services company. Headquartered in Los Angeles with over 9,000 employees worldwide, the company serves real estate owners, investors and occupiers through over 200 principal offices in 29 countries. Services include property sales and leasing, property management, corporate advisory services and facilities management, mortgage banking, investment management, capital markets, appraisal/valuation and market research. CB Commercial and REI Limited, which merged in April 1998 to form CB Richard Ellis, reported 1997 revenues of $730 million and $118 million, respectively.

For more information on CB Richard Ellis Services, Inc. (via facsimile and at no cost), call 1-800-PRO-INFO and dial client code "CBG". If calling from outside the United States, please dial 1-908-544-2850.

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